Exhibit 99.1

First PacTrust Bancorp, Inc. Announces the Acquisition of Gateway Bancorp

Company Release – 06/06/2011

CHULA VISTA, Calif.--(BUSINESS WIRE)-- First PacTrust Bancorp, Inc. (the “Company”) (NASDAQ: FPTB), the holding company for Pacific Trust Bank (the “Bank”), announced today that it has entered into a definitive agreement to purchase all of the issued and outstanding shares of Gateway Bancorp, the privately held holding company for Gateway Business Bank, Cerritos, California.  As part of the transaction, First PacTrust will acquire Mission Hills Mortgage Bankers, which was founded in 1969 and is an operating division of Gateway Business Bank.   Under the terms of the agreement, shareholders of Gateway Bancorp will receive an aggregate consideration of up to $17 million in cash (subject to certain holdback provisions) upon completion of the transaction.  At closing, the combined company is expected to have total assets exceeding $1 billion and will operate through 14 bank branch locations throughout Southern California (including Los Angeles, Orange, Riverside and San Diego Counties) and 22 loan production offices through Mission Hills in California, Arizona and Oregon.  The transaction has been approved by Gateway’s shareholders, and the completion of the transaction is subject to regulatory approvals and other customary closing conditions.  Assuming satisfaction of these conditions, the acquisition is currently expected to close late in the second half of 2011.

“The acquisition of Gateway Business Bank is an exciting opportunity for First PacTrust and we look forward to working with Gateway’s talented employees and loyal customers as we continue to build the “Bank of Choice” in Southern California,” said Gregory A. Mitchell, President and Chief Executive Officer of First PacTrust.  Mitchell continued, “We are appreciative of the strong leadership and direction the Tarbell Family has provided to Gateway over the years and appreciate their confidence in turning the stewardship of this institution over to us.  This transaction enables Pacific Trust Bank to broaden its Southern California community banking footprint into Orange County while enhancing our presence in Los Angeles County.  We are also particularly excited about the opportunity to support our new Mission Hills Mortgage Bankers team members as they take advantage of market opportunities and grow their mortgage origination business throughout the West Coast.  The addition of Mission Hills’ strong and well-respected originations team will enhance the quality and profitability of Pacific Trust Bank’s residential mortgage business while providing significant strategic and financial synergies.  We expect that these product and service enhancements will provide significant benefits to our employees, customers and shareholders, and that the transaction will be immediately accretive to First PacTrust Bancorp’s tangible book value and earnings.”

“Gateway Business Bank and Mission Hills Mortgage Bankers are proud to partner with such a high quality and well-regarded organization as Pacific Trust Bank,” said Richard Proudfit, Chief Executive Officer of Gateway Business Bank.  Proudfit continued, “As one of the most well-capitalized community banks in California, Pacific Trust Bank and its parent, First PacTrust, maintain the products, people and capital resources needed to help us expand our products and services and better serve our existing clients while developing new business throughout our region.  We are particularly excited about the opportunity to further expand our Mission Hills Mortgage Bankers brand throughout the western states and see great opportunities to add Pacific Trust Bank’s products to our offerings while also allowing our lenders to originate new product that can be held in Pacific Trust Bank’s portfolio.  This is a great opportunity for our employees and customers.”

The Company will be hosting an investor conference call regarding its acquisition of Gateway Bancorp on Tuesday, June 7, 2011 at 9:00 A.M. PT (12:00 P.M. ET). The conference call will be hosted by First PacTrust President and Chief Executive Officer Gregory A. Mitchell.  Shareholders, media representatives and other interested parties may participate in the conference call, and are asked to register five minutes prior to the scheduled start time by dialing (866) 509-2785.  Materials regarding the transaction, including a presentation in PDF format, will be distributed prior to the conference call on June 7, 2011 and will be available on the Company's website at www.firstpactrustbancorp.com.  A replay of the conference call will be available approximately two hours after the end of the conference call through 11:59 P.M. ET June 9, 2011 by calling 1-800-642-1687 or 1-706-645-9291, and then entering Conference ID number 72075463. A transcript and a replay of the conference call will also be available on the Company’s website: http://www.firstpactrustbancorp.com, under Investor Relations: Annual Reports and Presentations.

Wachtell, Lipton Rosen & Katz acted as legal advisor to First PacTrust with D.A. Davidson & Co. acting as financial advisor to First PacTrust.

About First PacTrust Bancorp, Inc.

First PacTrust Bancorp, Inc. is the parent holding company of Pacific Trust Bank and is headquartered in Chula Vista, California. Pacific Trust Bank is a 70 year-old community bank with approximately $835 million in total assets and operates through ten banking offices serving primarily San Diego and Riverside Counties in California.

About Gateway Bancorp.

Gateway Business Bank is a wholly owned subsidiary of Gateway Bancorp, a bank holding company organized and incorporated in the State of California.  Gateway Business Bank holds approximately $187 million in total assets and operates through retail banking offices located in Lakewood and Laguna Hills, California.    Mission Hills Mortgage Corporation operated as a subsidiary of Gateway Business Bank until they merged in October 2002. It now operates as a division of Gateway Business Bank under the name of Mission Hills Mortgage Bankers and operates through 22 production centers in California, Arizona and Oregon.

Forward-looking Statements

This press release includes forward-looking statements within the meaning of the “Safe-Harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are necessarily subject to risk and uncertainty and actual results could differ materially from those anticipated due to various factors, including those set forth from time to time in FPTB’s filings with the Securities and Exchange Commission.  Risks and uncertainties related to FPTB and Gateway Bancorp include, but are not limited to, (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the definitive agreement; (2) the outcome of any legal proceedings that may be instituted against FPTB or Gateway Bancorp; (3) the inability to complete the transactions contemplated by the definitive agreement due to the failure to satisfy conditions to completion of the transaction, including the receipt of regulatory approval; (4) risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the proposed transaction; (5) the amount of the costs, fees, expenses and charges related to the proposed transaction; (6) deterioration in the financial condition of borrowers resulting in significant increases in loan losses and provisions for those losses; (7) continuation of the historically low short-term interest rate environment; (8) changes in loan underwriting, credit review or loss reserve policies associated with economic conditions, examination conclusions, or regulatory developments; (9) increased levels of non-performing and repossessed assets that may result in future losses; (10) greater than anticipated deterioration or lack of sustained growth in the national or local economies; (11) changes in state and federal legislation, regulations or policies applicable to banks or other financial service providers, including regulatory or legislative developments, like the Dodd-Frank Wall Street Reform and Consumer Protection Act, arising out of current unsettled conditions in the economy, (12) the results of regulatory examinations; and (13) increased competition with other financial institutions. You should not place undue reliance on forward-looking statements and FPTB undertakes no obligation to update any such statements to reflect circumstances or events that occur after the date on which the forward-looking statement is made.

Source: First PacTrust Bancorp, Inc.

Contact:

First PacTrust Bancorp, Inc.

Gregory A. Mitchell, President and CEO

619-691-1519 x-4474